EXHIBIT 99:

PRESS RELEASE

CONTACTS:	D. Ben Berry
Chairman, President and CEO
252.334.1511 ext 203
or
Mark A. Holmes
Senior Executive Vice President
and CFO
252.334.1511 ext 212

FOR IMMEDIATE RELEASE

GATEWAY FINANCIAL HOLDINGS REPORTS OPERATING RESULTS FOR QUARTER AND
NINE MONTHS ENDED SEPTEMBER 30, 2003

Elizabeth City, N.C. — October 24, 2003 — Gateway Financial Holdings, Inc. (NASDAQ: GBTS and GBTSW), the holding company for Gateway Bank & Trust Co. reported financial results today for the quarter and nine months ended September 30, 2003. Net income for the third quarter of 2003 totaled $330 thousand compared to $180 thousand for the third quarter of 2002, an increase of $150 thousand or 83.3%.

—	Other significant events during the quarter include:

—	Recorded its eleventh consecutive quarter of profitable operations;

—	Earned $0.10 per share (diluted) for the quarter, a 67% increase over the prior year’s quarter;

—	Exceeded $300 million in total assets, ending the quarter at $303.0 million;

—	Opened our tenth financial center on August 15, 2003 via the acquisition of the Elizabeth City-Southgate banking office of Central Carolina Bank which included $16.5 million in deposits; and

—	Completed the issuance of $8.0 million trust preferred securities on August 1, 2003.

Net income for the first nine months of 2003 was $764 thousand or $0.24 per share (diluted) compared to $454 thousand and $0.14 per share (diluted) for the first nine months of 2002. Earnings per share (diluted) increased 71.4% over the prior year period.

Net interest income for the quarter ended September 30, 2003 totaled $2.1 million, an increase of $672 thousand or 46.1% over $1.5 million reported for the quarter ended September 30, 2002. Non-interest income for the three months ended September 30, 2003 was $1.2 million, an increase of $519 thousand or 71.5% over $726 thousand reported for the three months ended September 30, 2002. These were partially offset by a 47.1% increase in Non-interest expense. Non-interest expense for the quarter ended September 30, 2003 totaled $2.7 million, an increase of $871 thousand over $1.8 million reported for the quarter ended September 30, 2002.

Net interest income for the nine months ended September 30, 2003 totaled $5.8 million, an increase of $1.9 million or 47.6% over $3.9 million reported for the nine months ended September 30, 2002. Non-interest income for the three quarters ended September 30, 2003 was $3.3 million, an increase of $1.4 million or 72.7% over $1.9 million reported for the three quarters ended September 30, 2002. These were partially offset by a 47.9% increase in Non-interest expense. Non-interest expense for the nine months ended September 30, 2003 totaled $7.5 million, an increase of $2.4 million over $5.0 million reported for the nine months ended September 30, 2002.

At September 30, 2003 total assets were $303.0 million, an increase of $91.9 million or 43.5% over $211.2 million reported for September 30, 2002. Loans increased $75.4 million or 52.5% to $218.9 million at September 30, 2003 from $143.6 million at September 30, 2002. Deposits were reported at $216.1 million on September 30, 2003, up $57.9 million or 36.6% from a year earlier. Borrowings totaled $53.2 million on September 30, 2003, an increase of $24.8 million or 87.3% from September 30, 2002.

At quarter-end, the bank’s allowance for loan losses equaled $2.6 million or 1.18% of total loans and 205% of non-performing loans. At quarter-end, non-performing loans and non-performing assets totaled $1.3 million or 0.58% of total loans 0.42% of total assets.

Stockholders’ equity increased $719 thousand or 3.0% from $23.8 million reported on September 30, 2002 to $24.5 million. Stockholders’ equity equaled 8.1% of total assets on September 30, 2003. Regulatory capital ratios are all well in excess of the “well-capitalized” threshold.

D. Ben Berry, Chairman, President and CEO stated, “We are pleased that Gateway Financial Holdings continues to post improved financial performance while making significant investments in our franchise. Our increased net interest income is due to both growth and an improving net interest margin. Our non-interest income is benefiting from significant increases in service changes, insurance operations and mortgage banking. Non-interest expense increases are primarily a result of our continued branch expansion. We expect these “investments” to benefit earnings in future periods. Despite the costs associated with these franchise enhancements, we believe our continued expansion is the best way to build shareholder value.”

Gateway Financial Holdings, Inc. is the parent company of Gateway Bank & Trust Co. Gateway Bank & Trust Co. is a full-service community bank with offices in Elizabeth City, Edenton, Kitty Hawk, Plymouth and Roper, North Carolina, and in Chesapeake and Virginia Beach, Virginia. The bank also provides insurance through its Gateway Insurance Services, Inc. subsidiary and brokerage services through its Gateway Investment Services, Inc. subsidiary.

Statements contained in this news release, which are not historical facts, are forward looking statements, as that term is defined in the Private Securities Litigation Reform Act of 1995. Amounts herein could vary as a result of market and other factors. Such forward-looking statements are subject to risks and uncertainties which could cause actual results to differ materially from those currently anticipated due to a number of factors, which include, but are not limited to, factors discussed in documents filed by the Company with the Securities and Commission from time to time. Such forward-looking statements may be identified by the use of such words as “believe,” “expect,” “anticipate”, “should,” “planned”, “estimated”, and “potential”. Examples of forward-looking statements include, but are not limited to, estimates with respect to the financial condition, expected or anticipated revenue, results of operations and business of the Company that are subject to various factors which could cause actual results to differ materially from these estimates. These factors include, but are not limited to, general economic conditions, changes in interest rates, deposit flows, loan demand, real estate values, and competition; changes in accounting principals, policies, or guidelines; changes in legislation or regulation; and other economic, competitive, governmental, regulatory, and technological factors affecting the Company’s operations, pricing, products and services.

GATEWAY FINANCIAL HOLDINGS, INC.
Consolidated Condensed Balance Sheets (unaudited) September 30,

	2003	2002

	(Dollars in thousands)
Assets
Cash and cash equivalents:
Cash and due from banks	$8,170	$4,710
Interest-earning deposits with banks	—	2,935

Total cash and cash equivalents	8,170	7,645

Investment securities available for sale, at fair value	50,352	45,735
Loans receivable	218,917	143,560
Allowance for loan losses	2,583	1,639

Net loans receivable	216,334	141,921

Bank premises & equipment, net	11,859	9,449
Cash surrender value life insurance	7,018	—
Goodwill & Intangibilities	3,672	2,274
Other assets	5,628	4,163

Total assets	$303,033	$211,187

Liabilities and Shareholders’ Equity
Deposits:
Demand deposits	$27,869	$18,195
Savings, Money market & NOW	66,483	32,683
Time deposits over $100,000	37,554	41,087
Other time deposits	84,170	66,216

Total deposits	216,076	158,181

Federal Home Loan Bank Advances	41,000	28,400
Federal funds purchased	12,206	—
Trust preferred securities	8,000	—
Accrued interest payable and other liabilities	1,245	791

Total liabilities	278,527	187,372

Shareholders’ Equity
Common stock, $-0- par, 10,000,000 authorized, 3,166,965 issued and outstanding at 9/30/03 3,155,880 issued and outstanding at 9/30/02	—	—
Paid-in capital	24,890	24,788
Retained earnings	(538)	(1,475)
Accumulated other comprehensive income (loss)	154	502

Total shareholders’ equity	24,506	23,815

Total liabilities and shareholders’ equity	$303,033	$211,187

GATEWAY FINANCIAL HOLDINGS, INC.
Consolidated Condensed Statement of Operations (unaudited)

	NINE MONTHS ENDED,
	SEPTEMBER 30,

	2002	2002

	(Dollars in thousands,
	except per share data)
Interest Income	9,724	7,438
Interest Expense	3,946	3,524

Net Interest Income	5,778	3,914
Provision for loan losses	900	355

Net Int Income After Provision	4,878	3,559
Service charges on deposit accounts	636	410
Insurance operations	1,113	954
Mortgage banking operations	712	242
Brokerage operations	147	157
Gain sale of securities	244	166
Other	496	11

Total noninterest Income	3,348	1,940
Personnel costs	4,055	3,006
Occupancy and equipment	1,265	676
Data processing fees	309	366
Other	1,833	997

Total noninterest expense	7,462	5,045

Income Before Income taxes	764	454
Income taxes	—	—

Net Income	764	454

Net income per common share
Basic and diluted	$0.24	$0.14
Market value per share	$10.95	$7.20
Book value per share	$7.74	$7.55

GATEWAY FINANCIAL HOLDINGS, INC.
Consolidated Condensed Statement of Operations (unaudited)

	THREE MONTHS ENDED,
	SEPTEMBER 30,

	2003	2002

	(Dollars in thousands,
	except per share data)
Interest Income	3,499	2,708
Interest Expense	1,370	1,251

Net Interest Income	2,129	1,457
Provision for loan losses	325	155

Net Int Income After Provision	1,804	1,302
Service charges on deposit accounts	243	157
Insurance operations	408	323
Mortgage banking operations	260	104
Brokerage operations	59	37
Gain sale of securities	124	88
Other	151	17

Total noninterest Income	1,245	726
Personnel costs	1,503	1,083
Occupancy and equipment	471	255
Data processing fees	86	135
Other	659	375

Total noninterest expense	2,719	1,848

Income Before Income taxes	330	180
Income taxes	—	—

Net Income	330	180

Net income per common share
Basic and diluted	$0.10	$0.06

End of release